                                                                     EXHIBIT 4.4

                         REGISTRATION RIGHTS AGREEMENT


          THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated December 11, 1995, is between DIVERSIFIED SPECIALISTS, INC., a Texas corporation (the "Company"), and HIBERNIA CORPORATION, a Louisiana corporation ("Hibernia").

                                   RECITALS

          A. The Company and Hibernia have entered into a Senior Subordinated Loan Agreement dated the date hereof, pursuant to which Hibernia has made a senior subordinated term loan to the Company in the principal amount of $3,000,000 (the "Loan Agreement");

          B. In consideration of Hibernia's entering into the Loan Agreement, the Company has issued to Hibernia a Warrant to purchase up to 10% of the common stock of the Company, subject to the terms and conditions set forth in a Common Stock Purchase Warrant between the Company and Hibernia (the "Warrant") dated the date hereof;

          C. In further consideration of Hibernia entering into the Loan Agreement, the Company has also agreed to grant to Hibernia certain registration rights relating to the common stock to be acquired through the exercise of the Warrant.

          D. Capitalized terms used and not otherwise defined herein have the respective meanings ascribed thereto in Article 9.

                                   AGREEMENT

          NOW THEREFORE, in consideration of the foregoing and for and in consideration of the mutual covenants and undertakings, the parties hereto agree as follows:


                                   ARTICLE 1

                             DEMAND REGISTRATIONS
                             --------------------

          1.01  Requests for Registration.  At any time after the Initial Public
                -------------------------
Offering, Hibernia may request registration under the Securities Act of all or part of its Registrable Securities, subject to the limitations set forth in this
Article 1 (i) on Form S-1 or any similar long-form registration ("Long-Form Registrations"), and (ii) on Form S-2 or S-3 or any similar short-form registration ("Short-Form Registrations") if the Company qualifies to use such short form. Thereafter, the Company will use its best efforts to effect the registration under the Securities Act on the form requested by Hibernia and will include in such registration all Registrable Securities requested by Hibernia. All registrations requested pursuant to this Section 1.01 are referred to herein as "Demand Registrations." Hibernia may, at any time prior to the effective date of the registration statement relating to such registration, revoke such request by providing written notice to the Company.

          1.02  Number of Registrations. Hibernia will be entitled to request up
                -----------------------
to two Demand Registrations in which the Company will pay all Registration Expenses; provided, however, that (i) the Company shall only be required to effect one Demand Registration of Registrable Securities within any one-year period; (ii) Hibernia shall lose the right to demand one registration pursuant to this Article 1 if the number of Registrable Securities then held by Hibernia, together with the number of shares that Hibernia is then entitled to purchase subject to the Warrant, decreases to less than five percent of the then outstanding Common Stock; and (iii) the Company shall not be obligated to effect any registration requested pursuant to this Article 1 if (a) the number of shares of Registrable Securities then held by Hibernia, together with the number of shares that Hibernia is then entitled to purchase subject to the Warrant, shall be less than one percent of the then outstanding Common Stock or (b) such registration is not permitted by law. Demand Registrations shall be underwritten registrations or shelf registrations, as requested by Hibernia. Once the Company has become subject to the reporting requirements of the Exchange Act, the Company will use its best efforts to make Short-Form Registrations available for the sale of Registrable Securities.

          1.03  Effective Registration Statement.  A registration requested
                --------------------------------
pursuant to Section 1.01 of this Agreement shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective, (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Securities and Exchange Commission or other governmental agency or court for any reason (other than due to the fault of Hibernia) for a period of 15 consecutive Business Days, and the Registrable Securities covered thereby have not been sold, (iii) if the reasonable conditions to closing of the type normally contained in purchase agreements or underwriting agareements generally and specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied by reason of a failure by or inability of the Company to satisfy any thereof, or the occurrence of an event outside the control of Hibernia, or (iv) if Hibernia is not able to register at least 90% of the amount of Registrable Securities requested to be included in such registration; provided that the Company will pay all Registration Expenses in connection with any registration if pursuant to this
Section 1.03 the registration is deemed not to have been effected.

          1.04  Priority on Demand Registrations.  The Company will not include
                --------------------------------
in any Demand Registration any securities which are not Registrable Securities without the written consent of Hibernia, which consent shall not unreasonably be withheld.

          1.05  Selection of Underwriters.  Subject to the approval of the
                -------------------------
Company, which approval will not unreasonably be withheld, Hibernia will have the right to select the underwriters and the managing underwriter to administer any Demand Registration.

          1.06  Other Registration Rights.  Except as provided in this Agreement
                -------------------------
or for the warrants issued this date to Tommy Moss or as Hibernia shall otherwise consent to in writing, the Company will not grant to any Person the right to request the Company to register any equity securities of the Company, or any securities convertible, exchangeable or exercisable for or into such securities, other than piggyback registration rights entitling the holder thereof to participate in Company-initiated registrations on a pari passu basis with Hibernia.

                                   ARTICLE 2

                              OTHER REGISTRATIONS
                              -------------------

          2.01  Right to Piggyback.  Whenever the Company proposes to register
                ------------------
any of its securities under the Securities Act (other than pursuant to (i) a Demand Registration, (ii) an IPO if no other selling shareholders are selling shares in the IPO, (iii) an employee or non-employee director compensation or benefit program, (iv) an exchange offer or an offering of securities solely to the existing stockholders or employees of the Company, or (v) an acquisition, merger or other business combination using a registration statement on Form S-4 or any successor form), and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company will give prompt written notice (in any event within three Business Days after its receipt of notice of any exercise of other demand registration rights) to Hibernia of its intention to effect such a registration and will include in such registration all Registrable Securities with respect to which the Company has received Hibernia's written request for inclusion therein within 15 days after the receipt of the Company's notice.

          2.02  Piggyback Registration Expenses.  The Registration Expenses of
                -------------------------------
Hibernia will be paid by the Company in all Piggyback Registrations.

          2.03  Priority on Primary Registrations.  If a Piggyback Registration
                ---------------------------------
is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration (i) first, the securities the Company proposes to sell, and (ii) second, the Registrable Securities requested to be included in such registration, along with other securities requested to be included in such registration by other holders who have piggyback registration rights, provided, that if the managing underwriters in good faith determine that a lower number of Registrable Securities and other such securities should be included, then the Company shall be required to include in the underwriting only that lower number of Registrable Securities and other securities on a pro rata basis.

          2.04  Priority on Secondary Registrations.  If a Piggyback
                -----------------------------------
Registration is not a Demand Registration pursuant to Article 1 but is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration, and (ii) second, the Registrable Securities requested to be included in such registration, provided, that if the managing underwriters in good faith determine that a lower number of Registrable Securities should be included, then the Company shall be required to include in the underwriting only that lower number of Registrable Securities.

          2.05  Other Registrations.  If the Company has previously filed a
                -------------------
registration statement with respect to Registrable Securities pursuant to
Article 1 of this Agreement or pursuant to this Article 2, and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible, exchangeable or exercisable for or into its equity securities under the Securities Act (except on Form S-8 or S-4, or any successor forms), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 6 months has elapsed from the effective date of such previous registration.


                                   ARTICLE 3

                              HOLDBACK AGREEMENTS
                              -------------------

          3.01  Hibernia Holdback.  Hibernia agrees not to effect any public
                -----------------
sale or distribution of equity securities of the Company, or any securities convertible, exchangeable or exercisable for or into such securities, including a sale pursuant to Rule 144 or Rule 145 under the Securities Act, during the seven days prior to the effective date of any underwritten Demand Registration (except as part of such underwritten registration), and for such period following the effective date of the Demand Registration as the managing underwriters of the registered public offering required for the directors and officers of the Company.

          3.02  Company Holdback.  The Company agrees (i) not to effect any
                ----------------
public sale or distribution of its equity securities, or any securities convertible, exchangeable or exercisable for or into such securities, during the seven days prior to, and during the 90-day period (or for such longer period as the managing underwriters of the registered public offering request, not to exceed 180 days) beginning on, the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration in which Hibernia is a selling stockholder (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the managing underwriters of the registered public offering otherwise agree, and
(ii) to use all reasonable efforts to cause each holder of at least 5% (on a fully-diluted basis) of its equity securities, or any securities convertible, exchangeable or exercisable for or into such securities, to agree not to effect any public sale or distribution of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the managing underwriters of the registered public offering otherwise agree.


                                   ARTICLE 4

                            REGISTRATION PROCEDURES
                            -----------------------

          4.01  Registration Procedures.  Whenever Hibernia has requested that
                -----------------------
any Registrable Securities be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will, as expeditiously as possible or, in the case of clause (p) below, will not:

          (a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities (such registration statement to include all information which Hibernia shall reasonably request) and use its best efforts to cause such registration statement to become effective, provided that at least five days before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will (i) furnish to counsel selected by Hibernia copies of all such documents proposed to be filed, and the Company shall not file any thereof to which such counsel shall have reasonably objected on the grounds that such document does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder, and (ii) notify Hibernia of (x) any request by the Securities and Exchange Commission to amend such registration statement or amend or supplement any prospectus, or (y) any stop order issued or threatened by the Securities and Exchange Commission, and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

          (b) (i) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 30 days in the case of a registration statement not filed pursuant to Rule 415 of the Securities Act of 1933 (except that such 30 day period shall be extended (x) by the length of any period that a stop order or similar proceeding is in effect which prohibits the distribution of the Registrable Securities, and (y) by the number of days during the period from and including the date on which Hibernia shall have received a notice delivered pursuant to clause (f) below until the date when Hibernia shall have received a copy of the supplemented or amended prospectus contemplated by clause (f) below) or for a period of two years in the case of a registration statement filed pursuant to Rule 415 under the Securities Act of 1933, and (ii) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

          (c) furnish to Hibernia, without charge, such number of conformed copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus and, in each case including all exhibits) and such other documents as Hibernia may reasonably request in order to facilitate the disposition of the Registrable Securities owned by Hibernia;

          (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as Hibernia shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect and do any and all other acts and things which may be reasonably necessary or advisable to enable Hibernia to consummate the disposition in such jurisdictions of the Registrable Securities owned by Hibernia, provided, however, that the Company
                                          --------
will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this clause (d),
(ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

          (e) furnish to Hibernia a signed copy, addressed to Hibernia (and the underwriters, if any) of an opinion of counsel for the Company or special counsel to the selling stockholders, dated the effective date of such registration statement (and, if such registration statement includes an underwritten public offering, dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to Hibernia, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer's counsel delivered to the underwriters in underwritten public offerings, and such other legal matters as Hibernia (or the underwriters, if any) may reasonably request;

          (f) notify Hibernia, at a time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event known to the Company as a result of which the prospectus included in such registration statement, as then in effect, contains an untrue statement of a material fact or omits to state any fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and, at the request of Hibernia, the Company will prepare and furnish Hibernia a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

          (g) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, and to enter into such customary agreements as may be required in furtherance thereof, including,without limitation, listing applications and indemnification agreements in customary form;

          (h) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

          (i) enter into such customary arrangements and take all such other actions as Hibernia reasonably requests in order to expedite or facilitate the disposition of such Registrable Securities;

          (j) make available for inspection by Hibernia, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by Hibernia or any underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by Hibernia, or any underwriter, attorney, accountant or agent in connection with such registration statement;

          (k) use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities or self-regulatory organizations as may be necessary to enable Hibernia to consummate the disposition of such Registrable Securities;

          (l) use its best efforts to obtain a "comfort" letter, dated the effective date of such registration statement (and, if such registration includes an underwritten offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements, addressed to Hibernia, and to the underwriters, if any, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants' letters delivered to the underwriters in underwritten public offerings of securities and such other financial matters as Hibernia (or the underwriters, if any) may reasonably request;

          (m) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission and make available to its security holders, in each case as soon as practicable, an earnings statement covering a period of at least twelve months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

          (n) permit Hibernia, if Hibernia, in its sole judgment, exercised in good faith, believes that it might be deemed to be a controlling person of the Company (within the meaning of the Securities Act or the Exchange Act), to participate in the preparation of any registration statement covering securities of the Company (regardless of whether Hibernia is selling any Registrable Securities pursuant to such registration statement) and to include therein material, furnished to the Company in writing, which in the reasonable judgment of Hibernia should be included and which is reasonably acceptable to the Company.

          (o) use every reasonable effort to obtain the lifting at the earliest possible time of any stop order suspending the effectiveness of any registration statement or of any order preventing or suspending the use of any preliminary prospectus;

          (p) at any time file or make any amendment to a registration statement, or any amendment of or supplement to a prospectus (including amendments of the documents incorporated by reference into the prospectus), of which Hibernia or the managing underwriters shall not have previously been advised and furnished a copy or to which Hibernia, the managing underwriters, or counsel for Hibernia or for the underwriters shall reasonably object;

          (q) make such representations and warranties (subject to appropriate disclosure schedule exceptions) to Hibernia and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters and selling holders, as the case may be, in underwritten public offerings of substantially the same type; and

          (r) if any proposed registration statement refers to Hibernia by name or otherwise as the holder of any securities of the Company then (whether or not, in the sole judgment, exercised in good faith, of Hibernia, Hibernia is or might be deemed to be a controlling person of the Company), (i) the Company shall be required at the request of Hibernia to insert therein language, in form and substance reasonably satisfactory to Hibernia, the Company and the managing underwriters, to the effect that the holding by Hibernia of such securities is not to be construed as a recommendation by Hibernia of the investment quality of the Company's securities covered thereby and that such holding does not imply that Hibernia will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to Hibernia by name or otherwise is not required by the Securities Act, any similar Federal or state statute, or any rule or regulation of any other regulatory body having jurisdiction over the offering, then in force, the Company shall be required at the request of Hibernia to delete the reference to Hibernia.

                                   ARTICLE 5

                             REGISTRATION EXPENSES
                             ---------------------

          5.01  Company Expenses.  All expenses incident to the Company's
                ----------------
performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), will be borne by the Company, and the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed.

          5.02  Hibernia Expenses.  To the extent Registration Expenses are not
                -----------------
required to be paid by the Company, Hibernia will pay those Registration Expenses allocable to the registration of Hibernia's securities so included, and any Registration Expenses not so allocable will be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.


                                   ARTICLE 6

                            UNDERWRITTEN OFFERINGS
                            ----------------------

          6.01  Demand Underwritten Offerings. If requested by the underwriters
                -----------------------------
for any underwritten offerings of Registrable Securities pursuant to a Demand Registration, the Company will enter into a customary underwriting agreement with such underwriters for such offering, such agreement to be satisfactory in substance and form to Hibernia and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally included in agreements of this type, including, without limitation, indemnities customarily included in such agreements. Hibernia will cooperate with the Company in the negotiation of the underwriting agreement. Hibernia may be a party to such underwriting agreement and may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of Hibernia and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of Hibernia. The Company shall cooperate with Hibernia in order to limit any representations or warranties to, or agreements with, the Company or the underwriters to be made by Hibernia only to those representations, warranties or agreements regarding Hibernia, Hibernia's Registrable Securities and Hibernia's intended method of distribution and any other representation required by law.

          6.02  Incidental Underwritten Offerings.  If the Company at any time
                ---------------------------------
proposes to register any of its securities under the Securities Act as contemplated by Article 2 of this

Agreement and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by Hibernia as provided in Article 2 of this Agreement, arrange for such underwriters to include all the Registrable Securities to be offered and sold by Hibernia, subject to the limitations set forth in Article 2 hereof, among the securities to be distributed by such underwriters. Hibernia shall be a party to the underwriting agreement between the Company and such underwriters, and may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of Hibernia and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of Hibernia. The Company shall cooperate with Hibernia in order to limit any representations or warranties to, or agreements with, the Company or the underwriters to be made by Hibernia only to those representations, warranties or agreements regarding Hibernia's Registrable Securities and Hibernia's intended method of distribution and any other representation required by law.


                                   ARTICLE 7

                                INDEMNIFICATION
                                ---------------

          7.01  Company Indemnification.  The Company agrees to indemnify and
                -----------------------
hold harmless, to the extent permitted by law, Hibernia, each other Person, if any, who controls Hibernia within the meaning of the Securities Act or the Exchange Act, and each of Hibernia's directors and officers, as follows:

               (i) against any and all loss, liability, claim, damage or expense arising out of or based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or in any preliminary prospectus or prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

               (ii) against any and all loss, liability, claim, damage and expense to the extent of the aggregate amount paid in settlement of any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

               (iii) against any and all expense incurred by them in connection with investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause
          (i) or (ii) above;

provided, that the Company will not be liable to any Person seeking indemnification under this Section 7.01 where any loss, liability, claim, damage or expense arises out of an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Person expressly for use in the preparation of any registration statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or in any preliminary prospectus or prospectus (or any amendment or supplement thereto); and provided further, that the Company will not be
                            ----------------
liable to Hibernia, with respect to any preliminary prospectus or the final prospectus or the final prospectus as amended or supplemented, as the case may be, to the extent that any such loss, liability, claim, damage or expense of Hibernia results from the fact that Hibernia sold Registrable Securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if the Company has previously and timely furnished copies thereof to Hibernia. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Hibernia or any such director, officer, or other controlling person and shall survive the transfer of such securities by Hibernia.

          7.02  Hibernia Indemnification.  In connection with any registration
                ------------------------
statement in which Hibernia is participating, Hibernia agrees to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section
7.01 of this Agreement), to the extent permitted by law, the Company and its directors, officers and controlling Persons, and their respective directors, officers and general partners, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of Hibernia, specifically stating that it is for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, or Hibernia, as the case may be, or any of their respective directors, officers, controlling Persons or general partners and shall survive the transfer of such securities by Hibernia. With respect to each claim pursuant to this Section 7.02, Hibernia's maximum liability under this Section shall be limited to an amount equal to the net proceeds actually received by Hibernia (after deducting any underwriting discount and expenses) from the sale of Registrable Securities being sold pursuant to such registration statement or prospectus by Hibernia.

          7.03  Indemnification Procedures.  Promptly after receipt by an
                --------------------------
indemnified party hereunder of written notice of the commencement of any action or proceeding involving a claim referred to in Section 7.01 or Section 7.02 of this Agreement, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, that the failure of any indemnified party
                             --------
to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 7.01 or Section 7.02 of this Agreement except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, in which case the indemnifying party shall not be liable for the fees and expenses of (i) more than one counsel for Hibernia, (which choice shall be reasonably satisfactory to the Company), or (ii) more than one counsel for the Company in connection with any one action or separate but similar or related actions. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels. The indemnifying party will not, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such indemnified party or any Person who controls such indemnified party is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability arising out of such claim, action, suit or proceeding. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any party will have the right to retain, at its own expense, counsel with respect to the defense of a claim.

          7.04  Underwriting Agreement.  The Company and Hibernia shall provide
                ----------------------
for the foregoing indemnity (with appropriate modifications) in any underwriting agreement with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority other than the Securities Act.

          7.05  Contributions.  If the indemnification provided for in Sections
                -------------
7.01 and 7.02 of this Agreement are unavailable or insufficient to hold harmless an indemnified party under such Sections, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 7.01 or
Section 7.02 of this Agreement in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand, and the indemnified party on the other, in connection with statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations, including, without limitation, the relative benefits received by each party from the offering of the securities covered by such registration statement, the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted and the opportunity to correct and prevent any statement or omission. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statements or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 7.05 were to be determined by pro rata or per capita allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this Section 7.05. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 7.05 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim (which shall be limited as provided in Section 7.03 of this Agreement if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) which is the subject of this Section 7.05. Promptly after receipt by an indemnified party under this Section 7.05 of notice of the commencement of any action against such party in respect of which a claim for contribution may be made against an indemnifying party under this Section 7.05, such indemnified party shall notify the indemnifying party in writing of the commencement thereof if the notice specified in Section 7.03 of this Agreement has not been given with respect to such action; provided, that the omission to so notify the
                        --------
indemnifying party shall not relieve the indemnifying party from any liability which it may otherwise have to any indemnified party under this Section 7.05, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. The Company and Hibernia agree with each other and will agree with the underwriters of the Registrable Securities, if requested by such underwriters, that (i) the underwriters' portion of such contribution shall not exceed the underwriting discount and (ii) that the amount of such contribution shall not exceed an amount equal to the net proceeds actually received by such indemnifying party from the sale of Registrable Securities in the offering to which the losses, liabilities, claims, damages or expenses of the indemnified parties relate. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          7.06  Indemnification Payments.  The indemnification required by this
                ------------------------
Article 7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.


                                   ARTICLE 8

                              RULE 144 COMPLIANCE
                              -------------------

          8.01  Rule 144 Compliance.  If the Company shall have filed a
                -------------------
registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of Hibernia, make publicly available other comparable information), and it will take such further action as Hibernia may reasonably request, all to the extent required from time to time to enable Hibernia to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemption provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Securities and Exchange Commission. Upon the request of Hibernia, the Company will deliver to Hibernia a written statement as to whether it has complied with such requirements.

                                   ARTICLE 9

                                  DEFINITIONS
                                  -----------

    9.01  Certain Definitions.  As used in this Agreement, the following
          -------------------
terms shall have the following meanings unless the context otherwise requires:

          "Business Day" means a day other than Saturday, Sunday or any day on
           ------------
which banks located in the State of New York are authorized or obligated to close.

          "Common Stock" means the common stock of the Company of any class or
           ------------
series.

          "Diluted Basis" means, with respect to a calculation of the number of
           -------------
shares of Registrable Securities, (i) all shares of Common Stock that are Registrable Securities outstanding at the time of determination and (ii) all shares of Common Stock issuable upon exercise of the Warrants outstanding at the time of determination.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
or any similar Federal statute then in effect, and any reference to a particular section thereof shall include a reference to the equivalent section, if any, of any such similar Federal statute, and the rules and regulations thereunder.

          "Initial Public Offering" or "IPO" means the first time a registration
           -----------------------      ---
statement filed by the Company under the Securities Act with the Commission respecting an offering, whether primary or secondary, of Common Stock (or securities convertible, exercisable or exchangeable for or into Common Stock or rights to acquire Common Stock or such securities), which is underwritten on a firmly committed basis, is declared effective and the securities so registered are issued and sold.

          "Permitted Transferees" shall have the meaning specified in the
           ---------------------
Warrant Agreement.

          "Person" means any individual, corporation, partnership, association,
           ------
trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Registrable Securities" means any Common Stock acquired by Hibernia
           ----------------------
as a result of the exercise of the Warrant. As to any particular Registrable Securities, such securities will cease to be Registrable Securities, unless such securities are held at such time by Hibernia, when they have (x) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (y) been transferred pursuant to Rule 144 (or any similar rule then in force) under the Securities Act or (z) been otherwise transferred and new certificates for them not bearing a restrictive Securities Act legend have been delivered by the Company.

          "Securities Act" means the Securities Act of 1933, as amended, or any
           --------------
similar Federal statute then in effect, and any reference to a particular section thereof shall include a reference to a comparable section, if any, of any such similar Federal statute, and the rules and regulations thereunder.

          "Warrants" means the Common Stock Purchase Warrants dated the date
           --------
hereof initially exercisable for an aggregate of 350,000 shares of Common Stock, issued to Hibernia and any warrants issued upon subdivision or combination, or in substitution, thereof.

          9.02 Unless otherwise stated, other defined terms used in this Agreement shall have the meanings set forth in the Warrant Agreement.

          9.03 The following defined terms, when used in this Agreement, shall have the meaning ascribed to them in the corresponding Sections of this Agreement listed below:


"Company"                                  -    Preamble
"Long-Form Registrations"                  -    Section 1.01
"Short-Form Registrations"                 -    Section 1.01
"Demand Registrations"                     -    Section 1.01
"Company-Paid Long-Form Registration"      -    Section 1.02
"Piggyback Registration"                   -    Section 2.01
"Registration Expenses"                    -    Section 5.01

                                  ARTICLE 10

                                 MISCELLANEOUS
                                 -------------

          10.01  No Inconsistent Agreements.  The Company will not hereafter
                 --------------------------
enter into any agreement with respect to its securities which is inconsistent with the rights granted to Hibernia in this Agreement.

          10.02  Adjustments Affecting Registrable Securities.  The Company will
                 --------------------------------------------
not take any action, or fail to take any action which it may properly take, with respect to its securities which would adversely affect the ability of Hibernia to include Registrable Securities in a registration undertaken pursuant to this Agreement or which, to the extent within its control, would adversely affect the marketability of such Registrable Securities in any such registration.

          10.03  Specific enforcement.  The parties hereby acknowledge and agree
                 --------------------
that the failure of the Company to fulfill any of its covenants and agreements hereunder will cause irreparable injury to Hibernia for which damages, even if available, will not be an adequate remedy. Accordingly, the Company hereby consents and waives any defense to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of the Company's obligations and to the granting by any such court of the remedy of the specific performance by the Company of its obligations hereunder.

          10.04  Assignment.  This Agreement shall be assignable by Hibernia to
                 ----------
any party to whom Hibernia transfers the Warrant or the equity securities of the Company acquired by Hibernia upon exercise of the Warrant (the "Warrant Shares"). In case of any such assignment, any reference to Hibernia herein shall be deemed to refer to the transferee of the Warrant or the Warrant Shares.

          10.05  Notices.  (a) Any notice or demand which, by provision of this
                 -------
Agreement, is required or permitted to be given or served by Hibernia to or on the Company shall be deemed to have been sufficiently given and served for all purposes (if mailed) three calendar days after being deposited, postage prepaid, in the United States Mail, registered or certified mail, or (if delivered by express courier) one Business Day after being delivered to such courier, or (if delivered in person) the same day as delivery, in each case addressed (until another address or addresses is given in writing by the Company to Hibernia) as follows:

               Diversified Specialists, Inc.
               1100 West Sam Houston Parkway (North), Suite A
               Houston, Texas 77043

          (b) Any notice or demand which, by any provision of this Agreement, is required or permitted to be given or served by the Company to or on Hibernia shall be deemed to have been sufficiently given and served for all purposes (if mailed) three calendar days after being deposited, postage prepaid, in the United States Mail, registered or certified mail, or (if delivered by express courier) one Business Day after being delivered to such courier, or (if delivered in person) the same day as delivery, in each case addressed (until another address or addresses are given in writing by Hibernia to the Company) as follows:

               Hibernia Corporation
               313 Carondelet Street
               New Orleans, Louisiana  70130
                      or
               P. O. Box 61540
               New Orleans, Louisiana  70161

               Attention:  Manager, Private Equity Investments

          10.06  Invalidity.  In the event that any one or more of the
                 ----------
provisions contained in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

          10.07  Successors and Assigns.  All covenants and agreements contained
                 ----------------------
by or on behalf of the Company and Hibernia shall bind their respective successors and assigns and shall inure to the benefit of their respective successors and assigns.

          10.08  Singular and Plural.  Words used herein in the singular, where
                 -------------------
the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular herein shall apply to such words when used in the plural where the context so permits and vice versa.

          10.09  Titles of Articles, Sections and Subsections.  All titles or
                 --------------------------------------------
headings to articles, sections, subsections or other divisions of this Agreement or the exhibits hereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

          10.10  Amendment.  Neither this Agreement nor any provisions hereof
                 ---------
may be changed, waived, discharged or terminated orally or in any manner other than by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

          10.11  Time of the Essence.  Time shall be deemed of the essence with
                 -------------------
respect to the performance of all of the terms, provisions and conditions on the part of the Company and Hibernia to be performed hereunder.

          10.12  Counterparts.  This Agreement may be executed in two or more
                 ------------
counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

          10.13  Choice of Law.  The validity of this Agreement, the
                 -------------
construction of its terms and the determination of the rights and duties of the parties hereto shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts made and to be performed wholly within such State.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first above written.


COMPANY:                            DIVERSIFIED SPECIALISTS, INC.
-------


                                    By: /s/ M.D. Davis
                                       ---------------------------
                                       Name: M.D. Davis
                                       Title: CEO


HIBERNIA:                           HIBERNIA CORPORATION
--------


                                    By: /s/ Floyd W. Collins
                                       ---------------------------
                                       Name:  Floyd W. Collins
                                       Title: Authorized Agent